EXHIBIT 10.2

BEA SYSTEMS, INC. 1997 STOCK INCENTIVE PLAN

NOTICE OF PERFORMANCE UNIT AWARD

Grantee’s Name and Address:	Thomas M. Ashburn
2315 North First Street
San Jose, CA 95131

You (the “Grantee”) have been granted a Performance Unit Award (the “Award”), subject to the terms and conditions of this Notice of Performance Unit Award (the “Notice”), the Bea Systems, Inc. 1997 Stock Incentive Plan, as amended from time to time (the “Plan”) and the Performance Unit Award Agreement (the “Agreement”) attached hereto, as follows. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

Award Number	036815

Date of Award	April 27, 2005

Vesting Commencement Date	April 27, 2005

Total Number of Performance Units Awarded (the “Units”)	25,000

Vesting Schedule:

Subject to the Grantee’s Continuous Status as an Employee, Director or Consultant and other limitations set forth in this Notice, the Agreement and the Plan, the Units shall vest in accordance with the following schedule:

EACH UNIT CONVERTS UPON VESTING INTO A RIGHT TO RECEIVE ONE SHARE OF STOCK AT THE VESTING RATE OF ONE QUARTER (25%) OF THE AWARD ANNUALLY FOR FOUR YEARS FROM THE DATE OF GRANT

In the event of the Grantee’s change in status from Employee to Consultant or from an Employee whose customary employment is 20 hours or more per week to an Employee whose customary employment is fewer than 20 hours per week, the Units shall continue to vest in accordance with the Vesting Schedule.

For purposes of this Notice and the Agreement, the term “vest” shall mean, with respect to any Units, that such Units are no longer subject to forfeiture to the Company. If the Grantee would become vested in a fraction of a Unit, such Unit shall not vest until the Grantee becomes vested in the entire Unit.

Vesting shall cease upon the date of termination of the Grantee’s Continuous Status as an Employee, Director or Consultant (the “Termination Date”) for any reason, including death or Disability. In the event the Grantee’s Continuous Status as an Employee, Director or Consultant is terminated for any reason, including death or Disability, the unvested Units held by the Grantee on the Termination Date shall be deemed reconveyed to the Company and the Company shall thereafter be the legal and beneficial owner of such Units and shall have all rights and interest in or related thereto without further action by the Grantee.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice, the Plan, and the Agreement.

BEA Systems, Inc.,

a Delaware corporation

By: Mark Dentinger

Title: Chief Financial Officer

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE UNITS SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS STATUS AS AN EMPLOYEE, DIRECTOR OR CONSULTANT (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OR ACQUIRING SHARES HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE AGREEMENT, NOR IN THE PLAN, SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION OF THE GRANTEE’S CONTINUOUS STATUS AS AN EMPLOYEE, DIRECTOR OR CONSULTANT, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE GRANTEE’S CONTINUOUS STATUS AS AN EMPLOYEE, DIRECTOR OR CONSULTANT AT ANY TIME, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE GRANTEE’S STATUS IS AT WILL.

The Grantee acknowledges receipt of a copy of the Plan and the Agreement and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Agreement and the Plan. The Grantee hereby agrees that all questions of interpretation and administration relating to this Notice, the Plan and the Agreement shall be resolved by the Administrator in accordance with Section 9 of the Agreement. The Grantee further agrees to the venue selection and waiver of a jury trial in accordance with Section 10 of the Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

The Grantee further acknowledges that, from time to time, the Company may be in a “blackout period” and/or subject to applicable federal securities laws that could subject the Grantee to liability for engaging in any transaction involving the sale of the Company’s Shares. The Grantee further acknowledges and agrees that, prior to the sale of any Shares acquired under this Award, it is the Grantee’s responsibility to determine whether or not such sale of Shares will subject the Grantee to liability under insider trading rules or other applicable federal securities laws.

The Grantee understands that the Award is subject to the Grantee’s consent to access this Notice, the Agreement, the Plan and the Plan prospectus (collectively, the “Plan Documents”) in electronic form on the Company’s intranet. By signing below (or by providing an electronic signature) and accepting the grant of the Award, the Grantee: (i) consents to access electronic copies (instead of receiving paper copies) of the Plan Documents via the Company’s intranet; (ii) represents that the Grantee has access to the Company’s intranet; (iii) acknowledges receipt of electronic copies, or that the Grantee is already in possession of paper copies, of the Plan Documents; and (iv) acknowledges that the Grantee is familiar with and accepts the Award subject to the terms and provisions of the Plan Documents.

Dated:	Signed:
Thomas M. Ashburn

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